SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     ---------------------------------------

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                         Date of Report: March 24, 1999


                         MARKETING SERVICES GROUP, INC.
                         ------------------------------
               (Exact name of Registrant as specified in charter)


        Nevada                     0-16730                 88-0085608
        ------                     -------                 ----------
    (State or other              (Commission            (I.R.S. Employer
    jurisdiction of               File No.)             Identification No.)
    incorporation)



                               333 Seventh Avenue
                            New York, New York 10001
                            ------------------------
                    (Address of Principal Executive Offices)


                                  212/594-7688
                                  ------------
              (Registrant's telephone number, including area code)

Item 5. Other
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On March 9, 1999,  Marketing  Services  Group,  Inc.  ("MSGI")  entered  into an agreement with CMGI, Inc. (the Seller) to acquire all of the outstanding capital stock (the "Shares") of its wholly-owned subsidiary, CMG Direct Corporation, including its business unit known as PermissionPlus. In consideration of the purchase of the Shares and other transactions contemplated in the Agreement, the Seller shall receive the aggregate sum of $14,000,000 cash and $12,000,000 in stock for an aggregate of 2,321,083 restricted shares of common stock of MSGI, par value $.01 per share, at an agreed upon price of $5.17 per share. The price per share was calculated based on an average closing price for 45 days prior to and including March 9, 1999. The transaction is targeted to close on or before May 15, 1999. After the closing of the transaction, it is anticipated that CMGI, Inc. will own approximately 15.2% of the outstanding common stock of MSGI.

CMG Direct provides database services to the direct marketing and internet industries. PermissionPlus, a Web application, enables companies to automate Web site customer acquisition and increase customer lifetime value. It combines the power of a market research company, database management service, e-mail service bureau, campaign management tool, Web site navigation system and a real-time response tracking and analysis system in one integrated solution.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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(a)   Exhibits included herein:

           2.1 Stock Purchase Agreement among Marketing Services Group, Inc. and CMGI, Inc.

          20.1  Press Release dated March 10, 1999

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MARKETING SERVICES GROUP, INC.

Date: March 24, 1999                By: /s/ Cindy H. Hill
                                        -----------------------
                                        Title: Chief Financial Officer